Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-44370) and the Registration Statement on Form S-8 (No. 333-39982) of DPL Inc. of our report dated January 28, 2002, except for Note 1 of the consolidated financial statements which is as of August 13, 2002, relating to the consolidated financial statements and financial statement schedule, which appears on page 59 of this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dayton, Ohio
August 13, 2002